Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2007 (except for Notes 1 and 7 relating to the reverse stock split as to which date is March 8, 2007) relating to the financial statements of SenoRx, Inc. as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, appearing in Amendment No. 6 to Form S-1 dated March 28, 2007.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

February 29, 2008